Exhibit 99.1

United Rentals, Inc.

100 First Stamford Place

Suite 700

Stamford, CT 06902

Telephone: 203 622 3131

Fax: 203 622 6080

unitedrentals.com

United Rentals Announces Leadership Succession Plan

Michael Kneeland Named Non-Executive Chairman

Matthew Flannery Named Chief Executive Officer

Bobby Griffin Named Lead Independent Director

STAMFORD, Conn. – January 8, 2019 – United Rentals, Inc. (NYSE: URI), the world’s largest equipment rental company, today announced that its board of directors has appointed Matthew Flannery, the company’s president and chief operating officer, to become chief executive officer, while retaining the role as president. Additionally, the board has appointed Michael Kneeland, the current chief executive officer, to become non-executive chairman. Bobby Griffin, a 10-year member of the board and chairman of the Strategy Committee, will become lead independent director.

The appointments become effective at the company’s annual meeting of stockholders on May 8, 2019, when Chairman Jenne Britell and CEO Michael Kneeland will step down from their respective positions.

Dr. Britell said, “It has been an honor to help guide United Rentals through a decade of remarkable growth. The collaboration between our directors and senior management is unique in my experience, and on a personal level, it is gratifying to know that we have achieved our objectives. The transformation of the company has created substantial value for our customers, employees and shareholders. Michael has been involved in the board process from both sides for more than a decade, making him the ideal choice to succeed me as chairman.”

Dr. Britell, Mr. Kneeland and Mr. Flannery have led the evolution and growth of United Rentals for more than a decade. Since 2009, the company has nearly doubled in size to approximately 1,200 locations with 18,800 employees and annual revenue of more than $7.8 billion. In that time, the company has successfully integrated numerous acquisitions, significantly expanded its strategically important specialty rental offering, and effected a cultural transformation that has elevated employee engagement, safety, innovation and customer service. The company joined the S&P and Fortune 500 in 2014, and over the 10-year period ended December 31, 2018, generated a total stockholder return of 1008%, outperforming the S&P 500 index by 830 basis points over the same period.

Mr. Kneeland said, “This succession plan is the culmination of a thoughtful and comprehensive process, made easier by the depth of our executive talent. I’ve worked with Matt for 20 years – he’s an outstanding leader who has been integral to the successful execution of our strategy. Through changes to our customer, fleet and services mix, we have enhanced our position as the market leader and truly transformed United Rentals. There is no better executive than Matt to take the helm given his years of experience and achievements, and I’m confident that our company will be in excellent hands.”

Mr. Kneeland continued, “Jenne has been a catalyst for positive change throughout our company for more than a decade. Under her leadership, our board has evolved into a model of diversity. And more broadly, her championship of inclusion has inspired hundreds of women to achieve management positions within our company, making us more attractive to prospective customers, employees and investors. In these and countless other ways, she has served as an architect of our vision. It will be a privilege to build on her legacy.”

During her tenure with United Rentals, Dr. Britell was named the 2011 Director of the Year by the National Association of Corporate Directors (NACD), which cited her board leadership qualities, financial expertise and strategic decision-making.

Mr. Flannery said, “I am honored to take the baton from Michael and look forward to continuing to work alongside the best employees in the industry. Over the past 10 years, we’ve invested in growing our scale, technology and service offering to further differentiate United Rentals, and will continue to do so. There is tremendous opportunity to build on our leadership position. With the strong and sustainable business model we have today, our potential for continued value creation has never been greater.”

Transition of Seasoned Leaders

Matthew Flannery has more than two decades of executive experience in the equipment rental industry, including over 20 years with United Rentals. He has served as the company’s president since March 2018, and as chief operating officer since 2012. In these roles, Mr. Flannery has led the execution of the company’s growth strategy, resulting in significant organic expansion and the successful integration of more than a dozen acquisitions. He previously served as executive vice president – operations and sales, and senior vice president – operations east, following region and district management roles. Mr. Flannery joined United Rentals in 1998 upon the company’s acquisition of McClinch Equipment.

Michael Kneeland’s more than 35 years of experience in the equipment rental industry include leadership positions with private, public and investor-owned companies. He joined United Rentals in 1998. Mr. Kneeland has served as chief executive officer and director since 2008, and also served as president from 2008 to March 2018. Earlier, he held a number of senior positions, including executive vice president – operations. Prior to United Rentals, Mr. Kneeland served in executive roles with Free State Industries, Inc. and Equipment Supply Company, the largest aerial equipment rental provider in North America when it was acquired by United Rentals. In addition to serving on the board of United Rentals, Mr. Kneeland is a director of YRC Worldwide, Inc. and Anticimex Group.

Bobby Griffin became a director of the company in January 2009, and currently chairs the Strategy Committee. Prior to retiring from his executive career, Mr. Griffin held senior leadership positions during 21 years with Ryder System, Inc., most recently as president – international operations from 2005 to 2007. Earlier, he served as executive vice president – international operations, and as executive vice president – global supply chain operations. Prior to Ryder, Mr. Griffin was an executive at ATE Management and Service Company, Inc., which was acquired by Ryder in 1986. In addition to serving on the board of United Rentals, he is a director of Hanesbrands Inc., WESCO International, Inc. and Atlas Air Worldwide Holdings, Inc.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,198 rental locations in North America and 11 in Europe. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 18,800 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,800 classes of equipment for rent with a total original cost of $14.3 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “opportunity,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to: (1) the possibility that our business may suffer as a result of uncertainty surrounding the transition, (2) potential adverse effects on our ability to maintain relationships with customers, employees and suppliers, (3) the inherent risk associated with the planned change in leadership, and (4) other risks and uncertainties described in the “Risk Factors” section of United Rentals’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect United Rentals described in the “Risk Factors” section of documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

###

Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com

3